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                                                                    EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) relating to the Deferred Compensation Plan for Non-Employee Trust Managers of American Industrial Properties REIT (the "Company") of our reports (i) dated February 12, 1998 with respect to the Financial Statements of USAA Real Estate Income Investments I Limited Partnership as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997; (ii) dated July 25, 1997, except for Note 10 as to which the date is August 20, 1997, with respect to the Financial Statements of USAA Real Estate Income Investments II Limited Partnership as of June 30, 1997 and 1996 and for the three years in the period ended June 30, 1997; (iii) dated February 9, 1998 with respect to the Financial Statements of USAA Income Properties III Limited Partnership as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997; and
(iv) dated February 9, 1998 with respect to the Financial Statements of USAA Income Properties IV Limited Partnership as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997 which reports appear in Amendment No. 1, filed March 23, 1998, to the Company's Current Report on Form 8-K dated January 20, 1998 filed with the Securities and Exchange Commission.


                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP

San Antonio, Texas
December 21, 1998